Exhibit 10.5

Certain portions of this Addendum, for which confidential treatment has been requested, have been omitted and filed separately with the Securities and Exchange Commission. Sections of the agreement where portions have been omitted have been identified in the text.

Addendum No. 5 to Upland Mining Lease
MHT No. 9400248

THIS ADDENDUM NO. 5 (this “Addendum”), effective as of June 30, 2013, to that certain Upland Mining Lease MHT No. 9400248 effective as of July 1, 2004, as heretofore amended (as so amended, the “Lease”), made by and between

(1)                             the Alaska Mental Health Trust Authority (“Trust Authority”), a public corporation within the Alaska Department of Revenue (AS 47.30.011 et seq.), acting by and through the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office (“TLO”), pursuant to AS 37.14.009(a)(2) and AS 38.05.801 (the Trust Authority and the TLO are collectively the Lessor under the Lease and are referred to herein as the “TLO”),

and

(2)                             Tower Hill Mines, Inc. (“Lessee”), an Alaska corporation formerly known as Talon Gold Alaska, Inc. that is successor-in-interest under the Lease to original lessee AngloGold (U.S.A.) Exploration Inc.,

WITNESSETH:

WHEREAS, the TLO has determined that it is in the best interest of the Trust Authority to enter into this Addendum; and

WHEREAS, Lessee desires to enter into this Addendum,

NOW, THEREFORE, in consideration of the amendments to the Lease set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.             General amendment.

The Lease is hereby amended by replacing the defined term “AngloGold” wherever it appears with the defined term “Lessee”.

2.             Amendment of definition of “Work Expenditures”.

The definition of Work Expenditures on pages 4-5 of the Lease is hereby replaced in its entirety with the following:

“Work Expenditures” means [***]*.

3.             Amendments to Paragraph 5 of the Lease.

Paragraph 5 is hereby replaced in its entirety with the following:

5.   Term.

Unless sooner terminated, pursuant to the terms of this Lease, this Lease shall remain in effect for 19 years from the Effective Date and (a) so long thereafter as Commercial Production of Minerals from the Leased Area continues or (b) if Commercial Production of Minerals from the Leased Area has not commenced prior to July 1, 2023, or is not occurring during each Lease Year thereafter, then the Lease may be extended in one year increments so long as Lessee is in compliance with all Lease terms, including payment of Advance Minimum Royalty as provided in Paragraph 7(a), unless the TLO determines, in its sole discretion, that the Lessee is not diligently pursuing development of the Lease, in which case the Lease can be terminated at the TLO’s discretion.

4.             Amendments to Paragraph 6 of the Lease.

Paragraph 6 is hereby replaced in its entirety with the following:

6.  Work Commitment.

In order to keep this Lease in full force and effect, Lessee must incur the following Work Expenditures for or during each of the following Lease Years:

a)	Lease Years 1-3:	$10 per acre per year
b)	Lease Years 4-6:	$20 per acre per year
c)	Lease Years 7-9:	$30 per acre per year
d)	Lease Years 10-14	$45 per acre per year
e)	Lease Years 15-19	$65 per acre per year

[***]*.

[***]*.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

5.             Amendments to Paragraph 7(a) of the Lease.

Paragraph 7(a) is hereby replaced in its entirety with the following:

a)             Advance Royalty.

Unless and until this Lease expires or is sooner terminated, and commencing on the date of execution of the Lease, Lessee shall pay to the TLO on or before the first day of each Lease year during the term of this Lease an Advance Minimum Royalty payment (AMR) in accordance with the following schedule:

i)	Lease Years 1-3	$5 per acre per year
ii)	Lease Years 4-6	$15 per acre per year
iii)	Lease Years 7-9	$25 per acre per year
iv)	Lease Year 10	$31.25 per acre per year
v)	Lease Years 11-19

An amount per acre per year equal to the product of $31.25 times a fraction (1) the numerator of which is the U.S. Consumer Price Index for All Urban Consumers and All Items for Anchorage, Alaska, as reflected in the CPI Detailed Report published by the Bureau of Labor Statistics, Department of Labor (CPI-U), in January of the calendar year in which such payment is due (which CPI Detailed Report publishes the CPI-U for the second half of the calendar year preceding the calendar year in which such payment is due) and (2) the denominator of which is 206.617 [i.e., the CPI-U for the second half of 2012]

vi)	Lease Year 20:	125% of the amount per acre per year for Lease Year 19

vii)	Lease Years beyond
Lease Year 20:

An amount per acre per year equal to the product of the amount per acre per year for Lease Year 20 times a fraction (1) the numerator of which is the CPI-U as reflected in the CPI Detailed Report published by the Bureau of Labor Statistics, Department of Labor, in January of the calendar year in which such payment is due (which CPI Detailed Report publishes the CPI-U for the second half of the calendar year preceding the calendar year in which such payment is due) and (2) the denominator of which is the CPI-U for the second half of 2022.

The obligation of Lessee to make the AMR shall cease upon the earlier of (i) the commencement of production royalty payments or (ii) the termination or expiration of the Lease

In the event that Commercial Production begins but is later suspended for more than 90 consecutive days and has not recommenced before the next anniversary date, Lessee may continue the Lease in effect by paying on or before said anniversary date, and on or before each succeeding anniversary date if Commercial Production has not recommenced before said date, an advance royalty equal to [***]*.

6.             Amendments to Paragraph 14 d) of the Lease.

Paragraph 14(d) is hereby replaced in its entirety with the following:

d)                                     By March 31 of each Lease Year, and within two months after the expiration or termination of this Lease, Lessee shall deliver to the TLO the following:

(1)                                 a report describing the location, nature, extent, and results of operations conducted by Lessee during the previous calendar year on or for the benefit of the Leased Area and adjoining lands;

(2)                                 copies of all of the Information generated or obtained by Lessee during said calendar year respecting the Leased Area and adjoining lands;

provided, however, that Lessee shall not be obligated to provide any information respecting any proprietary or confidential interpretive methods; and provided further, however, that Lessee makes no representations respecting, and shall have no liability for, any Information provided hereunder or for any reliance thereon by the TLO or its successors and transferees.  The TLO will keep information submitted to the TLO under this Paragraph 14 confidential in accordancewith 11 AAC 99.120.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS HEREOF, the parties hereto have executed, delivered, and accepted this Lease effective as of the Effective Date.

ALASKA MENTAL HEALTH TRUST AUTHORITY

By:	State of Alaska
Department of Natural Resources
Mental Health Trust Land Office

	By:	/s/ Gregory L. Jones
Gregory L. Jones
Executive Director

TOWER HILL MINES, INC.

By:	/s/ Karl Hanneman
Karl Hanneman
Alaska General Manager

STATE OF ALASKA	)
) ss.
THIRD JUDICIAL DISTRICT	)

This certifies that on the 6th day of August, 2013, the foregoing instrument was acknowledged before me by Gregory L. Jones, Executive Director of the MENTAL HEALTH TRUST LAND OFFICE within the State of Alaska Department of Natural Resources, on behalf of said office acting pursuant to AS 37.14.009(a)(2) and AS 38.05.801 on its own behalf and for the ALASKA MENTAL HEALTH TRUST AUTHORITY.

/s/ Anna M. Solorzano
Notary Public for the State of Alaska
My commission expires with office

STATE OF ALASKA	)
) ss.
FOURTH JUDICIAL DISTRICT	)

This certifies that on the 6th day of August, 2013, the foregoing instrument was acknowledged before me by Karl Hanneman, Alaska General Manager of TOWER HILL MINES, INC., an Alaska corporation, on behalf of said corporation.

/s/ Jane Kennedy
Notary Public for the State of Alaska
My commission expires December 11, 2014